UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007

247MGI, INC.
(Exact name of registrant as specified in its charter)

Florida	0-30011	65-0309540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1007 N. Federal Highway, Suite D-6, Ft. Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 323-2516

________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 16, 2007 247MGI, Inc. entered into a Financial Advisory and Consulting Agreement with Dawson James Securities, Inc., a broker-dealer and member of the National Association of Securities Dealers, Inc. Under the terms of the 12 month agreement Dawson James Securities will provide financial advisory services relating to a possible merger or sale of our company. As compensation for its services, we issued Dawson James 2,000,000 shares of our common stock, valued at $480,000, and warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share. We also agreed to pay Dawson James a monthly fee of $5,000 and to reimburse the firm for reasonable out-of-pocket expenses incurred in connection with rendering the services to us.

In the event we complete any merger, joint venture or sale of all or substantially all of our assets in a transaction which is sourced by Dawson James, we agreed to pay that firm compensation equal to 12% of the value of the transaction, of which 6% is payable in cash and 6% is payable in shares of our common stock. In addition, if Dawson James assists us in connection with any public or private offerings of our securities, we will compensate Dawson James in an amount to be mutually agreed upon.

We granted Dawson James piggy back registration rights covering the shares of common stock issued to it as compensation, including the shares underlying the warrant. Until such time as the shares of common stock issuable upon the exercise of the warrant have been registered for resale under the Securities Act of 1933, the warrant is exercisable on a cashless basis. The agreement also contains customary confidentiality and indemnification provisions and provides for termination by either party in the event of a material breach of the agreement by the other party.

Dawson James had access to business and financial information about us and has sufficient knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in our company. In addition, the certificates evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act of 1933 or the availability of an applicable exemption therefrom. Therefore, the securities issued under the agreement were exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that act and the rules and regulations thereunder.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On March 16, 2007 we entered into an Employment Agreement with Mr. John Loughlin to serve as our President until January 1, 2009, subject to annual renewal thereafter and prior termination in accordance with the terms of the agreement.

Since November 2004 Mr. Loughlin has been the owner operator of Media-Rite LLC, Rhode Island-based video production company. Mr. Loughlin has also been an elected State Representative for District 71 of the Rhode Island General Assembly since November 2004. From May of 2000 to November 2004, he was employed by Context Media, Inc. in Providence, Rhode Island as Manager, Business Development - Media Services, and from January 1978 to December 2004, he was in the active duty Army Reserves and National Guard, part time, retiring in 2004 as a Lieutenant Colonel.

Under the terms of the agreement, we agreed to compensate Mr. Loughlin follows:

• a fixed salary of $150,000 annually for the period of March 1, 2007 through December 1, 2007 and thereafter $180,000 annually through December 31, 2008. At least annually our Board of Directors will review Mr. Loughlin's base salary and it may be increased based upon the determination of the Board,

• five year options to purchase 2,000,000 shares of our common stock with an exercise price of $.24 per share, of which options to purchase 250,000 shares vested immediately upon the execution of the agreement and the remaining options vest at the rate of 250,000 per calendar quarter, on the first day of each calendar quarter beginning on April 1, 2007. The options are subject to accelerated vesting in the event of Mr. Loughlin's death or disability. In the event the agreement is terminated for cause, all unexercised and/or unvested options immediately terminate, and

• bonuses at the discretion of the Board of Directors.

The agreement contains customary confidentially, non-compete and invention assignment provisions. We may terminate the agreement for cause, as described in the agreement, in which event his salary immediately terminates. We may also terminate the agreement without cause. In this event, he is entitled to his salary through the date of termination, any earned bonus and a severance payment equal to his base salary through the balance of the term of the agreement, payable monthly, and for each full or partial year of at least six months remaining in the term of the agreement an amount equal to the average of the annual bonuses earned by Mr. Loughlin during the preceding two years, payable on the date such bonuses would have been paid had he still been employed by our company. We may also terminate the agreement in the event of Mr. Loughlin's disability, in which event we will pay him a salary equal to 50% of his then current fixed salary through the balance of the term of the agreement, as well as paying him all other compensation as may be due thereunder.

Finally, if a change of control of our company occurs during the term of the agreement, Mr. Loughlin may terminate the agreement for "good reason" as defined in the agreement. In this event, we would be obligated to pay him an amount equal to 2.99 times his average annual compensation, including bonuses, if any, during the three years preceding the date of termination. For the purposes of the agreement, "change of control" will be deemed to occur on the effective date of (i) the sale of all or substantially all of our assets, or (ii) a merger, acquisition or similar transaction that results in more than 50% of our outstanding equity securities being owned by persons who do not currently own 50% or more of our securities.

In conjunction with the hiring of Mr. Loughlin to serve as our President, on March 16, 2007 Mr. Matthew P. Dwyer tendered his resignation as President. Mr. Dwyer continues to serve as our Chief Executive Officer and sole member of our Board of Directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.   Description

10.26 Financial Advisory and Consulting Agreement dated March 16, 2007 by and between 247MGI, Inc. and Dawson James Securities, Inc. **
10.27 Employment Agreement dated March 16, 2007 by and between 247MGI, Inc. and John Loughlin.**

** compensatory agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2007	247MGI, Inc.

By: /s/ Matthew P. Dwyer
Matthew P. Dwyer, President and Chief Executive officer